Exhibit 99.3

                      VaxGen Hires Former Mercer Consultant
                          to Head Business Development
       Piers Whitehead is Latest in a Series of Prominent Executive Hires

      BRISBANE, Calif. - July 8, 2002 - VaxGen Inc. announced today that Piers Whitehead, a widely recognized consultant and advisor to the pharmaceutical and vaccine industry, has joined the company as Vice President, Corporate and Business Development. Whitehead previously served as a senior executive with Mercer Management Consulting, where he led a series of marketing, strategy and manufacturing projects with an emphasis on global health and vaccines.

      "Piers' reports on the state of international vaccine development, including the analysis of manufacturing economics for the developing world, have become standard references for the field," said Lance K. Gordon, Ph.D., Chief Executive Officer of VaxGen. "He is the ideal person to guide the commercialization of our AIDS vaccine candidates and lead the company's efforts to expand its business through the development of additional biopharmaceutical products."

      Whitehead is the latest in a series of industry leaders who have joined VaxGen recently. Earlier this year, VaxGen hired James P. Panek, the former head of manufacturing operations at Genentech, Inc., as well as Marc Gurwith, M.D., J.D., and Carmen M. Betancourt to head Clinical and Regulatory functions, respectively.

      "I believe VaxGen has a tremendous opportunity to become one of the world's leading vaccine companies at a time of rapid growth in the vaccines market," Whitehead said. "The vaccines market has been growing 10% annually for the past 10 years, and I expect that rate to accelerate, as new products - including, we hope, VaxGen's AIDS vaccine candidates - are licensed, and as U.S. government funding for bio-defense vaccines increases. The coming new generation of vaccines hold extraordinary promise for public health and a significant market opportunity for VaxGen."

      Whitehead's duties will include business development for Celltrion, Inc., VaxGen's joint-venture to build cGMP biopharmaceutical manufacturing facilities. Whitehead will be charged with establishing business relationships with biopharmaceutical companies interested in manufacturing products at Celltrion, which is 44% owned by VaxGen.

      Whitehead served most recently as a Vice President and head of Mercer's San Francisco office, where he led marketing and business development activities. Whitehead joined Mercer in 1991 in the firm's London office. Previously, he served as a research analyst for Strategic Planning Associates and Robert Fleming Securities Ltd. in London.

      Whitehead earned his master's and bachelor's degrees, both with honors, from Oriel College, Oxford, England.

About VaxGen

      VaxGen is focused on the commercial development of biologic products for the prevention and treatment of human infectious diseases and is the only company with AIDS vaccine candidates in Phase III clinical trials. VaxGen's two trials, involving nearly 8,000 volunteers in North America, Europe and Thailand, are designed to determine if VaxGen's AIDSVAX investigational vaccine can prevent humans from becoming infected with HIV, the virus that causes AIDS. VaxGen expects to announce primary results from the first trial in the first quarter of 2003, with results from the second trial expected about nine months later.

      VaxGen is also the largest shareholder of Celltrion, Inc., a company created to provide manufacturing services, principally for products produced in mammalian cell culture, including AIDSVAX. VaxGen is located in Brisbane, Calif. For more information, please visit the company's web site at: www.vaxgen.com. AIDSVAX(R)is a registered trademark of VaxGen.

      Note: This press release contains "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements include without limitation statements regarding the progress, costs and results of our Phase III clinical trials; domestic and foreign regulatory approvals of AIDSVAX; the growth rate of the vaccine industry and vaccines markets; the ability to manufacture AIDSVAX; our ability to commercialize AIDSVAX and strike marketing, manufacturing and other business partnerships; our ability to manage our foreign manufacturing joint venture; the timing and announcement of results of either of our Phase III clinical trials; and our beliefs regarding the future success of AIDSVAX and other products currently under development or proposed to be developed. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. Reference should be made to VaxGen's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 15, 2002, under the heading "Risk Factors," and to VaxGen's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 1, 2002, under the heading "Business" for a more detailed description of such factors. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. VaxGen undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of anticipated events.